EXHIBIT 8

                              List of Subsidiaries

      Unless specified below, all subsidiaries listed herein are organized under the laws of the United Mexican States.

Salinas y Rocha, S.A. de C.V.

Elektra Mexicana, S.A. de C.V.

Comercios Elektra, S.A. de C.V.

Entrega Especializada, S.A. de C.V.

Almacenes Especializados, S.A. de C.V.

Direccion Especial, S.A. de C.V.

Electronica del Moral, S.A. de C.V.

Inmuebles Selectos, S.A. de C.V.

Mi Garantia Extendida, S.A. de C.V.

Importaciones Electronicas Ribesa, S.A. de C.V.

Inmuebles Ardoma, S.A. de C.V.

Compania Operadora de Teatros, S.A. de C.V.

Siglo XXI, S.A. de C.V.

Direccion de Administracion Central, S.A. de C.V.

Grupo Proasa, S.A. de C.V.

Grupo Mercantil Finemsa, S.A. de C.V.

Elmex Superior, S.A. de C.V.

Mercadotecnia Tezontle, S.A. de C.V.

Aerotraxis Metropolitanos, S.A. de C.V.

Sistemas de Mision Estrategica, S.A. de C.V.

Administrativo Empresariales, S.A. de C.V.

Inmobiliaria Hecali, S.A. de C.V.

The One Internet, S.A. de C.V.

Operadora SYR, S.A. de C.V.

Colchones, S.A.

Intra Mexicana, S.A. de C.V.

Elektra Transfer, S.A. de C.V.

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Inmuebles Elektra, S.A. de C.V.

Elektra Centroamerica, S.A. de C.V.

Inmobiliaria Liur, S.A. de C.V.

Colchones Coloso, S.A. de C.V.

Direccion Sistematica Empresarial, S.A. de C.V.

Operadoras en Servicios Comerciales, S.A. de C.V.

Control y Direccion Administrativa, S.A. de C.V.

Direccion de Administracion en Proyectos Aplicados, S.A. de C.V.

Direccion de Administracion en Proyectos Especiales, S.A. de C.V.

Mediciones y Representaciones Comerciales, S.A. de C.V.

Bienes Raices en Promocion del Centro, S.A. de C.V.

Banco Azteca, S.A., Institucion de Banca Multiple

Afore Azteca, S.A. de C.V.

Siefore Azteca, S.A. de C.V.

Ahorra SI, S.A. de C.V.

Asesoria Corporativa SYR, S.A. de C.V.

Centro de Servicio del Sureste, S.A. de C.V.

Club de Remates, S.A. de C.V.

Compania Comercial Curacoa de Mexico, S.A. de C.V.

Credielektra, S.A. de C.V.

Dinero Express, S.A. de C.V.

Decisiones y Propuestas Directivas, S.A. de C.V.

Elektra Com, S.A. de C.V.

Elektrafin Latino America, S.A. de C.V.

Empread, S.A. de C.V.

Grupo Corporativo de Asesoria, S.A. de C.V.

Grupo Elektrafin, S.A. de C.V.

Hecalifin, S.A. de C.V.

Mericolor, S.A. de C.V.

Productos Metalicos Vulcano, S.A. de C.V.

Promokioscos, S.A. de C.V.

Syrfin, S.A. de C.V.

Seguros Azteca, S.A. de C.V.

Transferencias de Mexico, S.A. de C.V.

Elektra del Milenio, S.A. de C.V.

Servicios en Consultoria Especializada en Bienes Raices, S.A. de C.V.